UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 30, 2025

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market
Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2025, DMC Global Inc. (the “Company”) announced the appointment of James H. Schladen, age 65, as President of the Company’s Arcadia Products, LLC (“Arcadia”) business, effective February 3, 2025.

Mr. Schladen previously served as President of Arcadia from 2000 through its acquisition by the Company in December 2021 and until his retirement from that position on January 2, 2023. He continued as an employee of Arcadia until April 3, 2023, after which time he served as a consultant to Arcadia until March 15, 2024. Mr. Schladen started at Arcadia in 1986 and subsequently departed to co-found Wilson Partitions, a building products business focused on commercial interior products. Wilson Partitions was acquired by Arcadia in 1998, at which time Mr. Schladen rejoined Arcadia and worked in various roles, including Head of Sales for Arcadia Commercial Exteriors and as President of Commercial Interiors, until he was appointed President in 2000. Mr. Schladen has a BS in Business Economics from the University of California, Los Angeles.

In connection with Mr. Schladen’s appointment, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Schladen setting forth the terms of his employment and compensation. In accordance with the Offer Letter, Mr. Schladen will receive: (i) an annual base salary of $550,000; (ii) an annual bonus at a target of 100% of his base salary, which will be aligned with pre-determined Arcadia financial goals; and (iii) a long-term incentive award targeted to be $1.1 million, (x) one-third (1/3) of which will be time-based restricted stock awards vesting over a two (2)-year period based on his continued employment, with fifty percent (50%) of such time vested awards vesting on each of the first and second anniversary of his employment; and (y) two-thirds (2/3) of which will be performance-based performance share units (“PSUs”) based on the cumulative adjusted EBITDA of Arcadia from 2025 to 2026, with such PSUs to vest on the second anniversary of his employment. In addition, Mr. Schladen will be eligible to participate in Arcadia’s health and welfare programs, 401(k) plan, and other programs available to Arcadia’s full-time employees of equivalent stature.

In the event Arcadia terminates Mr. Schladen’s employment for any reason, he will be entitled to receive: (i) any base salary, accrued vacation, expense reimbursements, and benefits that are accrued but unpaid as of the date of termination; (ii) any earned but unpaid annual bonus for any prior calendar year; and (iii) any portion of the annual bonus payable pursuant to the Offer Letter for the calendar year of such termination. In the event Arcadia terminates Mr. Schladen’s employment without “Cause” or Mr. Schladen terminates his employment for “Good Reason” (in each case, as defined in the Offer Letter), contingent on a release of claims, (i) Mr. Schladen will receive: (x) a one-time lump sum severance payment equal to three months of his then-current base salary, less applicable deductions and withholdings; (y) an amount equal to the target annual bonus for the year of termination, prorated based upon the number of completed months in such year; and (z) full vesting of his restricted stock awards, and (ii) Mr. Schladen’s PSUs will remain outstanding and will vest on the second anniversary of his employment in accordance with their terms.

Mr. Schladen is also expected to execute Arcadia’s form of Confidentiality and Inventions Agreement, and an Indemnification Agreement with the Company in the form applicable to the Company’s senior executive officers.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On December 23, 2021, Arcadia entered into eight new leases with Alpine Universal, Inc., of which Mr. Schladen owns 13%. These leases support Arcadia’s manufacturing, warehouse and distribution centers. Additional information with respect to the leases, including the approximate dollar value of Mr. Schladen’s interest in the lease transactions, is provided under the heading “Certain Relationships and Related Transactions” in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 2, 2024 and incorporated herein by reference. Updated information with respect to the leases, including updated amounts for the approximate dollar value of Mr. Schladen’s interest in the lease transactions, will be provided under the same heading in the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders. Michael Schladen, son of Mr. Schladen, became an employee of Arcadia in February 2025. He is eligible to participate in the Company’s incentive bonus program and Arcadia’s employee benefit plans on the same basis as other similarly situated employees. Except as described above, Mr. Schladen does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Mr. Schladen and any other persons pursuant to which he was appointed as President of Arcadia. There are no family relationships between Mr. Schladen and any director or executive officer of the Company.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated January 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC GLOBAL INC.

Dated:	February 5, 2025	By:	/s/ Michelle Shepston
Name: Michelle Shepston
Title: Executive Vice President and Chief Legal Officer